Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Savara Inc. of our report dated March 30, 2022, relating the consolidated financial statements, appearing in the Annual Report on Form 10-K of Savara Inc. for the year ended December 31, 2021.

/s/ RSM US LLP

Austin, Texas

March 30, 2022

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